EXHIBIT 25


           THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED
                  PURSUANT TO RULE 901(d) OF REGULATION S-T




    =======================================================================


                                     FORM T-1

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                             STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                     CORPORATION DESIGNATED TO ACT AS TRUSTEE

                       CHECK IF AN APPLICATION TO DETERMINE
                       ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2)  (  )



                               THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


   New York                                               13-5160382
   (State of incorporation                                (I.R.S. employer
   if not a U.S. national bank)                           identification no.)

   48 Wall Street, New York, N.Y.                         10286
   (Address of principal executive offices)               (Zip code)

                               NEWMONT GOLD COMPANY
               (Exact name of obligor as specified in its charter)


   Delaware                                               13-2526632
   (State or other jurisdiction of                        (I.R.S. employer
   incorporation or organization)                         identification no.)


   1700 Lincoln Street
   Denver, Colorado                                       80203
   (Address of principal executive offices)               (Zip code)



                                 Debt Securities
                       (Title of the indenture securities)


   =========================================================================

   1.   General information.  Furnish the following information as to the
        Trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.


   -------------------------------------------------------------------------
   Name                                         Address

   -------------------------------------------------------------------------

   Superintendent of Banks of the State of      2 Rector Street, New York,
   New York                                     N.Y.  10006, and Albany, N.Y.
                                                12203

   Federal Reserve Bank of New York             33 Liberty Plaza, New York,
                                                N.Y.  10045

   Federal Deposit Insurance Corporation        Washington, D.C.  20549

   New York Clearing House Association          New York, New York

        (b)  Whether it is authorized to exercise corporate trust powers.

             Yes.


   2.   Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.  (See Note on page 3.)


   16.  List of Exhibits.

        Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to

        Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

        1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

        4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

        6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

        7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                       NOTE


        Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

        Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                    SIGNATURE



        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 24th day of May, 1994.


                                 THE BANK OF NEW YORK



                                 By: /S/ ROBERT F. MCINTYRE
                                     Name:  ROBERT F. MCINTYRE
                                     Title: ASSISTANT VICE PRESIDENT


                                                                   EXHIBIT 7


                       Consolidated Report of Condition of

                               THE BANK OF NEW YORK
                     of 48 Wall Street, New York, N.Y. 10286

        And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                                       Dollar Amounts
                                      ASSETS                                            in Thousands
                      Cash and balances due
                        from depository institu-
                        tions:
                      Noninterest-bearing bal-
                      ances and currency and
                      coin  . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 4,393,393
                      Interest-bearing balances   . . . . . . . . . . . . . . .            652,315
                      Securities  . . . . . . . . . . . . . . . . . . . . . . .          3,809,834
                      Federal funds sold in
                        domestic offices of the
                        bank  . . . . . . . . . . . . . . . . . . . . . . . . .            331,075
                      Loans and lease
                        financing receivables:
                        Loans and leases, net
                          of unearned income  . . . . . . . . . . . .   23,708,678
                      LESS:  Allowance for
                      loan and lease losses . . . . . . . . . . . . . . .  773,597
                      LESS:  Allocated
                      transfer risk reserve . . . . . . . . . . . . . . .   28,427
                      Loans and leases, net
                        of unearned income,
                        allowance and reserve . . . . . . . . . . . . . . . . .         22,906,654
                      Assets held in trading
                        accounts  . . . . . . . . . . . . . . . . . . . . . . .            851,615
                      Premises and fixed
                        assets (including
                        capitalized leases) . . . . . . . . . . . . . . . . . .            657,247
                      Other real estate owned . . . . . . . . . . . . . . . . .             60,806
                      Investments in uncon-
                        solidated subsidiaries
                        and associated companies  . . . . . . . . . . . . . . .            170,378
                      Customers liability to
                        this bank on acceptances
                        outstanding   . . . . . . . . . . . . . . . . . . . . .            885,751
                      Intangible assets . . . . . . . . . . . . . . . . . . . .             42,689
                      Other assets  . . . . . . . . . . . . . . . . . . . . . .          1,326,362
                      Total assets  . . . . . . . . . . . . . . . . . . . . . .        $36,088,119

                      LIABILITIES
                      Deposits:
                      In domestic offices . . . . . . . . . . . . . . . . . . .        $19,486,153
                      Noninterest-bearing . . . . . . . . . . . . . . .  7,388,636
                      Interest-bearing  . . . . . . . . . . . . . . .   12,097,517
                      In foreign offices, Edge
                        and Agreement Subsidiaries,
                        and IBFs  . . . . . . . . . . . . . . . . . . . . . . .          8,230,444
                      Noninterest-bearing . . . . . . . . . . . . . . . .   53,571
                      Interest-bearing  . . . . . . . . . . . . . . . .  8,176,873
                      Federal funds purchased
                        and securities sold
                        under agreements to

                        repurchase in domestic
                        offices of the bank and
                        of its Edge and Agreement
                        subsidiaries, and in IBFs:
                        Federal funds purchased . . . . . . . . . . . . . . . .          1,207,881
                      Securities sold under
                        agreements to repurchase  . . . . . . . . . . . . . . .            350,492
                      Demand notes issued to
                        the U.S. Treasury . . . . . . . . . . . . . . . . . . .            300,000
                      Other borrowed money  . . . . . . . . . . . . . . . . . .            530,559
                      Bank's liability on
                        acceptances executed
                        and outstanding . . . . . . . . . . . . . . . . . . . .            897,899
                      Subordinated notes and
                        debentures  . . . . . . . . . . . . . . . . . . . . . .          1,064,780
                      Other liabilities . . . . . . . . . . . . . . . . . . . .          1,139,025
                      Total liabilities . . . . . . . . . . . . . . . . . . . .         33,207,233

                      EQUITY CAPITAL
                      Perpetual preferred
                        stock and related surplus . . . . . . . . . . . . . . .             75,000
                      Common stock  . . . . . . . . . . . . . . . . . . . . . .            942,284
                      Surplus . . . . . . . . . . . . . . . . . . . . . . . . .            525,666
                      Undivided profits and
                        capital reserves  . . . . . . . . . . . . . . . . . . .          1,342,860
                      Cumulative foreign
                        currency translation
                        adjustments . . . . . . . . . . . . . . . . . . . . . .             (4,924)
                      Total equity capital  . . . . . . . . . . . . . . . . . .          2,880,886
                      Total liabilities,
                        limited-life preferred
                        stock, and equity capital . . . . . . . . . . . . . . .        $36,088,119


         I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                          Robert E. Keilman

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

         J. Carter Bacot
         Alan R. Griffith         Directors
         Samuel F. Chevalier